Exhibit 99.1

News Release

Cousins Completes Spin-Off of Parkway, Inc.

ATLANTA, GA — (October 7, 2016) — Cousins Properties Incorporated (NYSE: CUZ) (“Cousins”) announced today it has completed the spin-off of Parkway, Inc. (“New Parkway”), a new, independent REIT that will be publicly traded on the NYSE under the symbol “PKY.”

The spin-off occurred by means of a special dividend to Cousins stockholders of all of the outstanding shares of New Parkway stock. Under the terms of the spin-off, Cousins stockholders received one share of New Parkway common stock for every eight shares of Cousins common stock held as of the record date of October 6, 2016. Cousins common stockholders will receive cash in lieu of any fractional shares they would otherwise have been entitled to receive in the distribution.

Since October 3, 2016, New Parkway shares have traded on a “when issued” basis on the NYSE under the symbol “PKY.WI.” The “when issued” trading of New Parkway ended as of the market close on October 6, 2016. Starting today, the “regular way” trading of New Parkway common stock will begin under the symbol “PKY.” Shares of Cousins will continue to trade under the symbol “CUZ.”

ABOUT COUSINS

Cousins Properties Incorporated is a leading diversified real estate company with extensive experience in development, acquisition, financing, management and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use developments in Sunbelt markets. Since its founding in 1958, Cousins has developed 20 million square feet of office space, 20 million square feet of retail space, more than 3,500 multi-family units and more than 60 single-family neighborhoods. The Company is a fully integrated equity real estate investment trust (REIT) and trades on the New York Stock Exchange under the symbol CUZ. For more information, please visit www.cousinsproperties.com.

ABOUT NEW PARKWAY

Parkway, Inc. will be a self-managed office real estate investment trust engaged in the ownership, acquisition, development and leasing of Class A office assets focused on attractive Houston, Texas submarkets. Upon completion of the spin-off, New Parkway’s portfolio will consist of five Class A office assets comprising 19 buildings and totaling approximately 8.7 million rentable square feet in the Greenway, Galleria and Westchase submarkets of Houston. Fee-based real estate services will be offered through wholly owned subsidiaries of New Parkway, which in total will manage or lease approximately 2.7 million square feet primarily for third-party owners.

CONTACTS:

Cousins Properties Incorporated

Marli Quesinberry

Vice President, Investor Relations

191 Peachtree St. NE, Suite 500

Atlanta, GA 30328

(404) 407-1898

www.cousinsproperties.com

Parkway, Inc.

Thomas Blalock

Vice President, Finance and Capital Markets

Bank of America Center

390 North Orange Avenue, Suite 2400

Orlando, FL 32801

(407) 650-0593

www.pky.com

Cautionary Note Regarding Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cousins and Parkway and beliefs of and assumptions made by Cousins management and Parkway management, involve uncertainties that could significantly affect the financial or operating results of Cousins, Parkway, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Cousins and Parkway, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to tenants, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the proposed transactions;

the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common stock or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Cousins or New Parkway; risks associated with the industry concentration of tenants; the potential impact of consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; the unfavorable outcome of any legal proceedings that may be instituted against Cousins or New Parkway; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the transactions; changes in local, national and international financial markets, insurance rates and interest rates; and those additional risks and factors discussed in reports filed with the SEC by Cousins, Parkway and New Parkway. Cousins and New Parkway do not intend, and undertake no obligation, to update any forward-looking statement.